Exhibit 99.1

TELA Bio Announces U.S. Commercial Launch of Two New OviTex® LPR Device Configurations to Repair Large Abdominal Hernias Using Robotic and Laparoscopic Techniques

Company continues to expand innovative product portfolio to address surgeon needs

MALVERN, PA February 21, 2023 – TELA Bio, Inc. (NASDAQ: TELA), a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient’s own anatomy, today announced the launch of two additional, larger configurations of its OviTex LPR device. The new configurations are 15 x 20 cm and 15 x 25 cm ellipses designed for ventral and incisional hernias.

Initially commercialized in 2018, OviTex LPR is designed specifically for use in minimally invasive hernia repair procedures. Its low profile facilitates placement through robotic and laparoscopic ports, and it incorporates a smooth side for placement within the abdominal cavity adjacent to the viscera. The interwoven permanent suture provides long-term reinforcement, and the unique ovine derived tissue matrix facilitates functional tissue remodeling.

“Since inception, a key design principle for OviTex has been to provide a platform that can be used for all hernia indications and surgical techniques,” said Antony Koblish, President and CEO of TELA Bio. “OviTex LPR has gained exceptional adoption among surgeons using minimally invasive techniques and the new larger configurations will help drive broader utilization in robotic and laparoscopic procedures.”

OviTex is one of the few tissue-derived hernia reinforcement options that can be utilized successfully in robotic and laparoscopic hernia repairs. OviTex’s unique design and handling characteristics are optimized for these less invasive procedures and in the previous quarter, 40% of reported cases using OviTex were performed robotically and 20% were completed laparoscopically. To learn more, please visit www.ovitex.com.

About TELA Bio, Inc.

TELA Bio, Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on providing innovative technologies that optimize clinical outcomes by prioritizing the preservation and restoration of the patient’s own anatomy. The Company is committed to providing surgeons with advanced, economically effective soft-tissue reconstruction solutions that leverage the patient’s natural healing response while minimizing long-term exposure to permanent synthetic materials. For more information, visit www.telabio.com.

About OviTex
OviTex Reinforced Tissue Matrix is intended for use as a surgical mesh to reinforce and/or repair soft tissue where weakness exists. Indications for use include the repair of hernias and/or abdominal wall defects that require the use of reinforcing or bridging material to obtain the desired surgical outcome. Do not use OviTex in patients known to be sensitive to materials of ovine (sheep) origin. For prescription use only. For additional important safety information, please see the OviTex Reinforced Tissue Matrix Instructions for Use.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA's management, including with respect to the launch of additional OviTex LPR device configurations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to enhance our product offerings, development and manufacturing problems, and capacity constraints or delays in production of our products. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact

Greg Chodaczek

347-620-7010

ir@telabio.com

Media Contact

Alyson Kuritz

908-892-7149

alyson@0to5.com